DAVIS ACCOUNTING GROUP P.C.

A Certified Public Accounting Firm

1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720

(435) 865-2808 • FAX (435) 865-2821

Mr. Zhenyong Liu, Chairman and Chief Executive Officer

Orient Paper, Inc.

Nansan Gongli, Nanhuan Rd, Xushui County, Baoding City

Hebei Province, PRC 072550

Dear Mr. Liu,

CONSENT OF REGISTERED INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-163340) and Form S-8 (File No. 333-150394) of Orient Paper, Inc., (the “Company”) of our report on the financial statements of the Company as its registered independent auditors dated March 19, 2009, as of and for the periods ended December 31, 2008, and 2007. Further, our report on the financial statements of the Company as its registered independent auditors dated March 19, 2009, as of and for the period ended December 31, 2008, appears in the Annual Report on Form 10-K as of December 31, 2009, of Orient Paper, Inc.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Davis Accounting Group P.C.

Cedar City, Utah,

March 26, 2010.